Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Nuo Therapeutics, Inc. (the “Company”) for the fiscal years ended December 31, 2019, 2020 and 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David E. Jorden, Chief Executive and Chief Financial Officer of the Company, hereby certify solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2022 /s/ David E. Jorden David E. Jorden Chief Executive and Chief Financial Officer (Principal Executive and Principal Financial Officer)

This certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Act of 1934 (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.